Exhibit 99.1

Golub Capital BDC, Inc. Schedules Release of

Fiscal Year 2015 Third Quarter Results

CHICAGO, IL, July 14, 2015 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC, www.golubcapitalbdc.com), announced today that it will report its financial results for its third fiscal quarter ended June 30, 2015 on Wednesday, August 5, 2015 after the close of the financial markets.

Golub Capital BDC, Inc. will host an earnings conference call at 1:00 p.m. (Eastern Time) on Thursday, August 6, 2015 to discuss its quarterly financial results.

All interested parties may participate in the conference call by dialing (800) 381-7839 approximately 10-15 minutes prior to the call; international callers should dial (212) 231-2902. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 3:00 p.m. (Eastern Time) on September 5, 2015. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21772091.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured, one stop, second lien and subordinated loans of middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $15 billion of capital under management. The firm has an award-winning middle market lending business. Golub Capital has four highly complementary business lines led by experienced teams of credit professionals: Middle Market Lending, Late Stage Lending, Broadly Syndicated Loans and Opportunistic Credit. Golub Capital’s lending offices are located in Chicago, New York and San Francisco. For more information, please visit the firm’s website at www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.